                                                                     EXHIBIT 3.1

[CANADIAN FLAG LOGO]                                                      FORM 7                   FORMULE 7
                      Industry Canada   Industrie Canada            RESTATED ARTICLES OF       STATUTS CONSTITUTIFS
                                                                       INCORPORATION               MIS A JOUR
                      Canada Business   Loi canadienne sur les         (SECTION 180)              (ARTICLE 180)
                      Corporations Act  societes par actions


___________________________________________________________________________________________________________________________________
 1 - Name of corporation - Denomination de la societe                   Corporation No. - No de la societe

      TRANSCANADA PIPELINES LIMITED                                                         370712-1

___________________________________________________________________________________________________________________________________
 2 - The place in Canada where the registered office is situated        Lieu au Canada ou est situe le siege social

     In the City of Calgary, in the Province of Alberta

___________________________________________________________________________________________________________________________________
 3 - The classes and any maximum number of shares that the              Categories et tout nombre maximal d'actions que la
     corporation is authorized to issue                                 societe est autorisee a emettre

     See attached Schedule "A"

___________________________________________________________________________________________________________________________________
 4 - Restrictions, if any, on share transfers                           Restrictions sur le transfert des actions, s'il y a lieu

     There are no restrictions on the transfer of shares of the Corporation.

___________________________________________________________________________________________________________________________________
 5 - Number (or minimum and maximum number) of directors                Nombre (ou nombre minimal et maximal) d'administrateurs

     The Board of Directors of the Corporation shall consist of such number, being not less than ten and not more than twenty, as may be determined from time to time by the Board of Directors

___________________________________________________________________________________________________________________________________
 6 - Restrictions, if any, on business the corporation may carry on     Limites imposees a l'activite commerciale de la societe,
                                                                        s'il y a lieu

     There are no restrictions on the business which the Corporation may carry on.

___________________________________________________________________________________________________________________________________
 7 - Other provisions, if any                                           Autres dispositions, s'il y a lieu

     See attached Schedule "B"






___________________________________________________________________________________________________________________________________
The foregoing restated articles of incorporation correctly set          Cette mise a jour des statuts constitutifs demontre exacte-
out, without substantive change, the corresponding provi-               ment, sans changement substantiel, les dispositions corres-
sions of the articles of incorporation as amended and                   pondantes des statuts constitutifs modifies qui
supersede the original articles of incorporation.                       remplacent les statuts constitutifs originaux.

___________________________________________________________________________________________________________________________________
Signature                                      Date                              FOR DEPARTMENTAL USE ONLY -
                                                    D - J    M    Y - A          A L'USAGE DU MINISTERE SEULEMENT
             /s/ Rhondda E.S. Grant                  0 2    0 5    0 1
______________________________________________________________________________
Title-Titre
                                                                                 Filed - Deposee
    Vice-President and Corporate Secretary                                                           May 4, 2001
___________________________________________________________________________________________________________________________________

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                                  SCHEDULE "A"

                  TO THE RESTATED ARTICLES OF INCORPORATION OF
                          TRANSCANADA PIPELINES LIMITED

The classes and any maximum number of shares that the corporation is authorized to issue:

A.   An unlimited number of common shares;

B.   unlimited number of Cumulative Redeemable First Preferred Shares of which:

     (I) 4,000,000 shares consist of a series designated as Cumulative Redeemable First Preferred Shares Series U;

    (II) 4,000,000 shares consist of a series designated as Cumulative Redeemable First Preferred Shares Series Y; and

C.   unlimited number Cumulative Redeemable Second Preferred Shares.

The rights, privileges, restrictions and conditions attaching to each class of shares and each existing series of shares of the Corporation are set out below.

A.   UNLIMITED COMMON SHARES

     The common shares of the Corporation shall entitle the holders thereof to one vote at all meetings of shareholders, except meetings at which only holders of another specified class of shares are entitled to vote, and shall, subject to the rights, privileges, restrictions and conditions attaching to the Cumulative Redeemable First Preferred Shares and the Cumulative Redeemable Second Preferred Shares, whether as a class or a series, and to any other class or series of shares of the Corporation which rank prior to the common shares, entitle the holders thereof to receive (i) dividends if, as and when declared by the Board of Directors of the Corporation out of the assets of the Corporation properly applicable to the payment of dividends in such amount and payable at such times and at such place or places as the Board of Directors may from time to time determine and (ii) the remaining property of the Corporation upon a dissolution.

B.   UNLIMITED NUMBER OF CUMULATIVE REDEEMABLE FIRST PREFERRED SHARES

     The Cumulative Redeemable First Preferred Shares (herein in this subdivision B called the "First Preferred Shares") shall, as a class, carry and be subject to the rights, privileges, restrictions and conditions hereinafter set forth:

ISSUE IN SERIES

1. The directors of the Corporation may at any time and from time to time issue the First Preferred Shares in one or more series, each series to consist of such number of shares as may before issuance thereof be determined by the directors.
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                                       2


PROVISIONS ATTACHING TO THE FIRST PREFERRED SHARES

2. The First Preferred Shares of any series may have attached thereto rights, privileges, restrictions and conditions whether with regard to dividends (which, in the case of fixed dividends, shall in all cases be cumulative), voting, the right to convert such shares into common shares or otherwise including, without limiting the generality of the foregoing, the following kinds of rights, privileges, restrictions and conditions, namely with respect to: (i) the redemption and purchase of First Preferred Shares by the Corporation; (ii) sinking funds or funds for purchase or redemption of First Preferred Shares;
(iii) payment of dividends on any other shares of the Corporation; (iv) redemption, purchase or payment off of any shares of the Corporation or any subsidiary of the Corporation; (v) the exercise by the Corporation of any election open to it to make any payments of corporation, income or other taxes;
(vi) subdivision, consolidation or reclassification of any shares of the Corporation; (vii) borrowing by the Corporation or any subsidiary of the Corporation; (viii) the creation or issue of any debt or equity securities by the Corporation or any subsidiary of the Corporation including the issue of any First Preferred Shares in addition to the First Preferred Shares at any time outstanding; (ix) reduction of capital by the Corporation or any subsidiary of the Corporation; (x) retirement of notes, bonds or debentures or other indebtedness of the Corporation or any subsidiary of the Corporation; (xi) conduct of the business of the Corporation or investment of its funds; (xii) meetings of the holders of the First Preferred Shares; and (xiii) the right of holders of First Preferred Shares to convert or exchange such shares into shares of any class of the Corporation or into or for any other securities of the Corporation or into or for shares or securities of any other company.

DIRECTORS' RESOLUTIONS

3. The directors of the Corporation may, subject as hereinafter provided, by resolution fix from time to time before the issue thereof, the designation, rights, privileges, restrictions and conditions attaching to the First Preferred Shares of each series. (Any such resolution and any resolution prescribing the terms of issue of any of the First Preferred Shares is hereinafter sometimes referred to as a "Resolution of the Directors" or a "Resolution".)

RETURN OF CAPITAL

4. When any fixed cumulative dividends or amounts payable on a return of capital are not paid in full, the First Preferred Shares of all series shall participate rateably with all preferred shares, if any, which rank on a parity with the First Preferred Shares with respect to payment of dividends, in respect of such dividends, including accumulations, if any, in accordance with the sums which would be payable on the First Preferred Shares and such other preferred shares if all such dividends were declared and paid in full in accordance with their terms, and the First Preferred Shares shall participate rateably with all preferred shares, if any, which rank on a parity with the First Preferred Shares with respect to repayment of capital, in respect of any return of capital in accordance with the sums which would be payable on the First Preferred Shares and such other preferred shares on such return of capital if all sums so payable were paid in full in accordance with their terms.

PREFERENCES

5. The First Preferred Shares of each series shall rank on a parity with the First Preferred Shares of every other series, and shall be entitled to preference with respect to payment of dividends over the common shares and over any other shares ranking junior to the First Preferred Shares with respect to payment of dividends and shall be entitled to preference with respect to distribution of assets in the event of liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs over the common shares and over any other shares ranking junior to the First Preferred Shares with respect to repayment of capital and may also be given such other preferences not inconsistent with the provisions hereof over the common shares and over any other shares ranking junior to the First Preferred Shares in any respect as may be determined in the case of each series of First Preferred Shares authorized to be issued.
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                                       3


PURCHASE FOR CANCELLATION

6. Subject to the provisions of the CANADA BUSINESS CORPORATIONS ACT and subject to the provisions relating to any particular series of First Preferred Shares, the Corporation may at any time or times purchase for cancellation (if obtainable) out of capital or otherwise the whole or any part of the First Preferred Shares of any one or more series outstanding from time to time in the market (including purchase through or from an investment dealer or firm holding membership on a recognized stock exchange) or by invitation for tenders addressed to all the holders of record of the said series of First Preferred Shares outstanding at the lowest price or prices at which in the opinion of the directors such shares are obtainable but not exceeding the price at which, at the date of purchase, such shares are redeemable, plus costs of purchase. If upon any invitation for tenders under the provisions of this section 6 more First Preferred Shares of any particular series are tendered at a price or prices acceptable to the Corporation than the Corporation is willing to purchase, the Corporation will accept, to the extent required, the tenders submitted at the lowest price and then, if and as required, the tenders submitted at the next progressively higher prices and, if more shares are tendered at any such price than the Corporation is prepared to purchase, the shares tendered at that price will be purchased as nearly as may be pro rata (disregarding fractions) according to the number of First Preferred Shares of such series so tendered by each of the holders of First Preferred Shares who submitted tenders at that price. From and after the date of purchase of any First Preferred Shares under the provisions of this section 6, the shares so purchased shall be cancelled.

REDEMPTION

7. Subject to the provisions of the CANADA BUSINESS CORPORATIONS ACT and subject to the provisions relating to any particular series, the Corporation, upon giving notice as hereinafter provided, may redeem out of capital or otherwise at any time the whole or from time to time any part of the then outstanding First Preferred Shares of any one or more series on payment for each share of such price or prices as may at the time be applicable to such series. Subject as aforesaid, in case a part only of the then outstanding First Preferred Shares of any particular series is at any time to be redeemed, the shares so to be redeemed shall be selected by lot in such manner as the directors or the transfer agent, if any, appointed by the Corporation in respect of the First Preferred Shares of such series shall decide or, if the directors so determine, may be redeemed pro rata disregarding fractions.

PROCEDURE ON REDEMPTION

8. Subject to the provisions of the CANADA BUSINESS CORPORATIONS ACT and subject to the provisions relating to any particular series, in any case of redemption of First Preferred Shares under the provisions of the foregoing section 7, the following provisions shall apply. The Corporation shall at least 30 days before the date specified for redemption mail to each person who at the date of mailing is a registered holder of First Preferred Shares to be redeemed a notice in writing of the intention of the Corporation to redeem such First Preferred Shares. Such notice shall be mailed in a prepaid letter addressed to each such shareholder at his address as it appears in the securities register maintained by or for the Corporation or in the event of the address of any such shareholder not so appearing then to the last known address of such shareholder, provided, however, that accidental failure to give any such notice to one or more of such holders shall not affect the validity of such redemption. Such notice shall set out the redemption price and the date on which redemption is to take place and, if part only of the shares held by the person to whom it is addressed is to be redeemed, the number thereof so to be redeemed. On or after the date so specified for redemption the Corporation shall pay or cause to be paid to or to the order of the registered holders of the First Preferred Shares to be redeemed the redemption price on presentation and surrender at the registered office of the Corporation or any other place designated in such notice of the certificates for the First Preferred Shares called for redemption. Such payment shall be made by cheque of the Corporation payable in lawful money of Canada at par at any branch of the Corporation's bankers for the time being in Canada. Such First Preferred Shares shall thereupon be redeemed and shall be cancelled. If a part only of the shares represented by any certificate be redeemed, a new certificate for the balance shall be issued at the expense of the Corporation. From and after the date so specified for redemption, the First Preferred Shares called for redemption shall cease to be entitled to dividends and the holders thereof shall not be entitled to exercise any of the rights of shareholders in respect thereof unless payment of the redemption price shall not be made upon presentation of certificates in accordance with the foregoing provisions, in which case the rights of such holders shall remain unaffected. The Corporation shall have the right at any time after
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                                       4


the mailing of notice of its intention to redeem any First Preferred Shares as aforesaid to deposit the redemption price of the shares so called for redemption, or of such of the said shares represented by certificates which have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption, to a special account in any chartered bank or any trust company in Canada named in such notice, to be paid without interest to or to the order of the respective holders of such First Preferred Shares called for redemption upon presentation and surrender to such bank or trust company of the certificates representing the same and upon such deposit being made or upon the date specified for redemption in such notice, whichever is the later, the First Preferred Shares in respect whereof such deposit shall have been made shall be cancelled and the rights of the holders thereof after such deposit or such redemption date, as the case may be, shall be limited to receiving without interest their proportionate part of the total redemption price so deposited against presentation and surrender of the said certificates held by them respectively.

RIGHTS TO SUBSCRIBE TO OTHER SECURITIES

9. The holders of the First Preferred Shares shall not as such be entitled as of right to subscribe for or purchase or receive any part of any issue of shares or bonds, debentures or other securities of the Corporation now or hereafter authorized otherwise than in accordance with the conversion, exchange or other rights, if any, which may from time to time attach to any series of the First Preferred Shares.

RIGHTS TO ATTEND AND VOTE AT SHAREHOLDERS' MEETINGS

10. The holders of the First Preferred Shares shall not be entitled (except as hereinafter specifically provided) to receive notice of or attend any meeting of the shareholders of the Corporation and shall not be entitled to any vote at any such meeting unless and until the Corporation from time to time shall fail to pay in the aggregate six quarterly dividends on the First Preferred Shares of any one series on the dates on which the same should be paid according to the terms thereof and until six quarterly dividends on the First Preferred Shares of any series shall remain outstanding and be unpaid whether or not consecutive and whether or not dividends have been declared and whether or not there are any moneys of the Corporation properly applicable to the payment of dividends. Thereafter each holder of First Preferred Shares shall be entitled to receive notice of all meetings of shareholders and attend thereat and shall be entitled at any and all such meetings to as many votes as he holds First Preferred Shares and shall continue to be entitled to notice and so to attend and vote until such time as all arrears of dividends on all outstanding First Preferred Shares of each series shall have been paid, whereupon the rights of holders of First Preferred Shares to receive notice of meetings and to attend thereat and vote in respect of such First Preferred Shares shall cease unless and until six quarterly dividends on the First Preferred Shares of any one series shall again be in arrears and unpaid, whereupon the holders of the First Preferred Shares shall again have the right to receive notice and to attend and vote as above provided and so on from time to time. The holders of the First Preferred Shares as a class and the holders of each series of the First Preferred Shares shall at all times have the right to attend and vote at meetings on any question directly affecting any of the rights or privileges attached to the First Preferred Shares as a class or to such series of the First Preferred Shares, as the case may be, and then there shall be one vote per share.

11. If and so often as the holders of the First Preferred Shares shall have become entitled to voting rights as provided in the foregoing section 10 by reason of the Corporation failing to pay in the aggregate six quarterly dividends on the First Preferred Shares of any one series, the holders of the outstanding First Preferred Shares (the First Preferred Shares being hereinafter in this section 11 collectively referred to as the "Voting Shares") shall, as long as any such voting rights subsist, have the exclusive right, voting together as one class and separately from the common shares and any other class of preferred shares, to elect one third of the members of the board of directors of the Corporation; provided, however, that if the authorized number of directors shall not be a multiple of three, the number of directors in excess of such multiple shall be disregarded in determining the number of directors so to be elected by the holders of the Voting Shares. The other members of the board shall be elected by the shareholders of the Corporation entitled to vote and holding shares other than Voting Shares, voting separately. Notwithstanding anything contained in any by-law of the Corporation:
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                                       5


    (a) The term of office of all persons who may be directors of the Corporation at any time when the right to elect directors shall accrue to the holders of the Voting Shares as herein provided or who may be appointed as directors thereafter and before a meeting of shareholders shall have been held, shall terminate upon the election of directors at the next annual meeting of shareholders or at a special meeting of shareholders which may be held for the purpose of electing directors at any time after the accrual of such right to elect directors upon not less than 21 days' written notice and such a meeting shall be called by the Corporate Secretary of the Corporation upon the written request of the holders of record of at least 5% of the outstanding First Preferred Shares. In default of the calling of such a special meeting by the Corporate Secretary within five days after the making of such request, such a meeting may be called by any holder of record of First Preferred Shares.

    (b) Any vacancy or vacancies occurring among members of the board elected to represent the holders of the Voting Shares in accordance with the foregoing provisions may be filled by the board of directors with the consent and approval of the remaining director or directors elected to represent the holders of the Voting Shares but if there be no such remaining director or directors the board may elect or appoint sufficient qualified persons to fill the vacancy or vacancies. Whether or not such vacancy or vacancies are so filled by the board, the holders of record of at least 5% of the outstanding First Preferred Shares shall have the right to require the Corporate Secretary of the Corporation to call a meeting of the holders of the Voting Shares for the purpose of filling the vacancy or vacancies or replacing all or any of the persons elected or appointed to fill such vacancy or vacancies and the provisions of the foregoing subsection (a) shall apply with respect to the calling of any such meeting.

    (c) As soon as there shall be no Voting Shares entitled to vote in accordance with the provisions of this section 11, the term of office of the directors elected to represent the holders of Voting Shares shall forthwith terminate.

CREATION OF ADDITIONAL PREFERRED SHARES

12. Nothing herein contained shall require or be deemed to require any sanction from the holders of the First Preferred Shares or any of them to any articles of amendment which shall authorize or provide for the creation of additional preferred shares (other than preferred shares which by the terms of such amendment rank prior to the First Preferred Shares in any respect), provided

    (a) that the conditions, if any, set forth in any Resolution of the Directors with respect to any series of the First Preferred Shares shall have been complied with, and

    (b) that Corporation may not, by special resolution or otherwise, without the sanction of the holders of the First Preferred Shares given as hereinafter specified cause any such additional preferred shares to rank prior to the First Preferred Shares in any respect or, unless such additional preferred shares shall be First Preferred Shares, to rank on a parity with the First Preferred Shares in all respects, and it is a condition of the issue of any of the First Preferred Shares that the holders thereof consent to any such articles of amendment.

INCREASE, RECLASSIFICATION OR REDUCTION OF FIRST PREFERRED SHARES

13. Nothing herein contained shall require or be deemed to require any sanction from the holders of the First Preferred Shares or any of them to any articles of amendment which shall authorize or provide for:

    (a) an increase in the number of First Preferred Shares by classification or reclassification of other unissued preferred shares or common shares of the Corporation;

    (b) a reclassification of any unissued First Preferred Shares into all or part of one or more classes of preferred shares ranking junior in all respects or in any respect to the First Preferred Shares or into common shares;
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                                       6


    (c) a reclassification of the unissued First Preferred Shares of any one or more series into one or more different series; or

    (d) a reduction in the number of First Preferred Shares authorized for issue in any series and the reclassification of such First Preferred Shares as First Preferred Shares which may be issued in a series to be determined subsequently by the directors;

provided that the conditions with respect thereto, if any, set forth in any Resolution of the Directors with respect to any series of the First Preferred Shares have been complied with, and it is a condition of the issue of any of the First Preferred Shares that the holders thereof consent to any such articles of amendment.

AMENDMENTS

14. The provisions of the foregoing sections 1 to 13 inclusive, the provisions of this section 14 and the provisions of the following section 15 may be repealed, altered, modified, amended or amplified only with the sanction of the holders of the First Preferred Shares given as hereinafter specified in addition to any other approval required by the CANADA BUSINESS CORPORATIONS ACT.

SANCTION BY HOLDERS OF FIRST PREFERRED SHARES

15. The sanction of holders of the First Preferred Shares or of any series of the First Preferred Shares as to any and all matters referred to herein or as to any change adversely affecting the rights or privileges of the First Preferred Shares or of such series may, subject to the provisions applicable to such series, be given by resolution passed at a meeting of such holders duly called and held for such purpose at which the holders of at least a majority of the outstanding First Preferred Shares or series, as the case may be, are present or represented by proxy and carried by the affirmative vote of the holders of not less than 66 2/3% of the First Preferred Shares or series, as the case may be, represented and voted at such meeting cast on a poll. If at any such meeting the holders of a majority of the outstanding First Preferred Shares or series, as the case may be, are not present or represented by proxy within half an hour after the time appointed for the meeting then the meeting shall be adjourned to such date being not less than 15 days later and to such time and place as may be appointed by the chairman and at least ten days notice shall be given of such adjourned meeting but it shall not be necessary in such notice to specify the purpose for which the meeting was originally called. At such adjourned meeting the holders of First Preferred Shares present or represented by proxy shall form a quorum and may transact the business for which the meeting was originally convened and a resolution passed thereat by the affirmative vote of the holders of not less than 66 2/3% of the First Preferred Shares represented and voted at such adjourned meeting cast on a poll shall constitute the sanction of the holders of First Preferred Shares or series referred to in this section 15. The formalities to be observed with respect to the giving of notice of any such meeting or adjourned meeting and the conduct thereof shall be those which may from time to time be prescribed in the by-laws of the Corporation with respect to meetings of shareholders. On every poll taken at every such meeting or adjourned meeting every holder of First Preferred Shares shall be entitled to one vote in respect of each First Preferred Share held.

B (I) 4,000,000 CUMULATIVE REDEEMABLE FIRST PREFERRED SHARES SERIES U

     The Cumulative Redeemable First Preferred Shares Series U (the "First Preferred Shares Series U") shall, in addition to the rights, privileges, restrictions and conditions attaching to the Cumulative Redeemable First Preferred Shares as a class (collectively and respectively, the "First Preferred Shares Class Provisions" and the "First Preferred Shares"), carry and be subject to the following rights, privileges, restrictions and conditions (collectively, the "First Preferred Shares Series U Provisions"):
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                                       7


DIVIDENDS

1. The holders of the First Preferred Shares Series U shall be entitled to receive and the Corporation shall pay thereon, as and when declared by the board of directors out of the monies of the Corporation properly applicable to the payment of dividends, fixed cumulative preferential cash dividends at an annual rate of $2.80 per share payable quarterly on the 30th day of January, April, July and October in each year. The first dividend, if declared, will be payable on January 30, 1999 and will be an amount that is prorated to reflect the period of time for which the First Preferred Shares Series U are outstanding prior to January 30, 1999, with such amount being determined by dividing the number of days during which the First Preferred Shares Series U are outstanding prior to January 30, 1999 (including the date of issue) by 365 and multiplying the quotient obtained by $2.80.

     If on any dividend payment date the dividend payable on such date is not paid in full on all of the First Preferred Shares Series U then issued and outstanding, such dividend or the unpaid part thereof shall be paid on a subsequent date or dates to be determined by the board of directors on which the Corporation shall have sufficient monies properly applicable, under the provisions of any applicable law and under the provisions of any trust indenture securing bonds, debentures or other securities of the Corporation, to the payment of the same. The holders of the First Preferred Shares Series U shall not be entitled to any dividends other than or in excess of the cumulative preferential cash dividends hereinbefore provided. Cheques of the Corporation payable in lawful money of Canada at par at any branch of the Corporation's bankers for the time being in Canada shall be issued in respect of the said dividends (less any tax required to be deducted) and payment thereof shall satisfy such dividends.

LIQUIDATION, DISSOLUTION OR WINDING-UP

2. In the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of assets of the Corporation among its shareholders for the purpose of winding-up its affairs, the holders of the First Preferred Shares Series U, in accordance with the First Preferred Shares Class Provisions, shall be entitled to receive the amount paid up on such shares together with an amount equal to all accrued and unpaid dividends thereon, which amount for such purposes shall be calculated as if such dividends were accruing for the period from the expiration of the last quarterly period for which dividends thereon have been paid up to the date of such event, the whole before any amount shall be paid or any property or assets of the Corporation shall be distributed to the holders of the common shares or to the holders of any other shares ranking junior to the First Preferred Shares Series U in any respect. After payment to the holders of the First Preferred Shares Series U of the amount so payable to them they shall not be entitled to share in any other distribution of the property or assets of the Corporation.

RESTRICTIONS ON PARTIAL REDEMPTION OR PURCHASE

3. So long as any of the First Preferred Shares Series U are outstanding, the Corporation shall not call for the redemption of or purchase or reduce or otherwise pay off less than all the First Preferred Shares Series U and all the First Preferred Shares and all other preferred shares ranking on a parity with the said shares with respect to payment of dividends then outstanding unless all dividends up to and including the dividend payable on the last preceding respective dividend payment date on all such shares then outstanding shall have been declared and paid at the date of any such call for redemption, purchase, reduction or other payment.

PURCHASE FOR CANCELLATION

4. The Corporation may, at any time, subject to the provisions of the foregoing section 3 and to the provisions of the CANADA BUSINESS CORPORATIONS ACT, purchase for cancellation (if obtainable), in the manner provided in the First Preferred Shares Class Provisions, the whole or any part of the First Preferred Shares Series U outstanding from time to time at the lowest price or prices at which in the opinion of the board of directors such shares are obtainable but not exceeding $50.00 per share plus in all cases costs of purchase.
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                                       8


REDEMPTION

5. The Corporation may not redeem the First Preferred Shares Series U or any of them prior to October 15, 2013. Subject to the provisions of the foregoing section 3 and to the provisions of the CANADA BUSINESS CORPORATIONS ACT, the Corporation, in the manner provided in the First Preferred Shares Class Provisions, may redeem on not more than 60 days and not less than 30 days prior notice, at any time on or after October 15, 2013, the whole or, from time to time, any part of the then outstanding First Preferred Shares Series U at $50.00 per share (such price being hereinafter referred to as the "Redemption Price") together with an amount equal to all accrued and unpaid dividends thereon, which amount for such purpose shall be calculated as if such dividends were accruing for the period from the expiration of the last quarterly period for which dividends thereon have been paid up to the date of such redemption.

RESTRICTIONS ON PAYMENT OF DIVIDENDS AND REDUCTION OF JUNIOR CAPITAL

6. So long as any of the First Preferred Shares Series U are outstanding the Corporation shall not:

     (a) declare or pay or set apart for payment any dividends on the common shares or any other shares of the Corporation ranking junior to the First Preferred Shares Series U with respect to payment of dividends, or

     (b) call for redemption, purchase, reduce or otherwise pay off any shares of the Corporation ranking junior to the First Preferred Shares Series U with respect to repayment of capital or with respect to payment of dividends unless all dividends up to and including the dividend payable on the last preceding respective dividend payment date on all the First Preferred Shares Series U and all the other First Preferred Shares and on all other preferred shares ranking on a parity with the said shares with respect to payment of dividends then outstanding shall have been declared and paid at the date of any such action referred to in the foregoing subsections (a) and (b).

CREATION OR ISSUE OF ADDITIONAL PREFERRED SHARES

7. So long as any of the First Preferred Shares Series U are outstanding the Corporation shall not, without the prior sanction of the holders of the First Preferred Shares Series U given as hereinafter specified, (a) create any shares ranking prior to the First Preferred Shares Series U in any respect, or (b) issue any First Preferred Shares in addition to the First Preferred Shares Series U then outstanding or any other preferred shares ranking on a parity with the First Preferred Shares with respect to payment of dividends or repayment of capital, unless the Consolidated Net Income earned during either (i) the immediately preceding fiscal year of the Corporation, or, at the election of the Corporation, (ii) the period of any 12 consecutive months during the 18 consecutive months ending upon the last day of the last calendar month immediately preceding the creation or issue of any such shares, shall have been not less than two and one-half times the aggregate annual dividend requirements on all First Preferred Shares Series U and all other First Preferred Shares and all other preferred shares ranking on a parity with the First Preferred Shares with respect to payment of dividends or repayment of capital to be outstanding on the 45th day after the issue of such additional shares.

CERTAIN DEFINITIONS

8. In these First Preferred Shares Series U Provisions the following terms shall have the following respective meanings:

     "NET INCOME" of the Corporation or any Subsidiary means all the gross earnings and income of such corporation from all sources less all administrative, selling and operating charges and expenses of every character, all interest and all fixed charges of such corporation (but excluding gains or losses on the disposal of investments and fixed assets) after proper allowance for depreciation, depletion, and amortization, and after deduction of taxes actually paid or provisions for taxes actually payable during the period for which Net Income is being determined, on the income of such corporation or otherwise, under the applicable laws of any jurisdiction to which such corporation is subject, all determined in good faith and in accordance with generally accepted accounting principles.

     "CONSOLIDATED NET INCOME" means the aggregate amount of the Net Income of the Corporation and its Subsidiaries arrived at on a consolidated basis in accordance with generally accepted accounting principles; provided always that the Net Income of any Subsidiary for the purposes of this definition shall only include such part of the Net Income of such Subsidiary as under generally accepted accounting principles is applicable to those shares of such Subsidiary which are held by the Corporation or any other Subsidiary. If, at the time of determining Consolidated Net Income for any period, the Corporation or any Subsidiary has acquired or has agreed to acquire any property or any shares of any other corporation (sufficient with any shares of such other corporations already owned by the Corporation or a Subsidiary to result in such other corporation becoming a Subsidiary) then the net earnings or net losses of such property or such other corporation for the same period (calculated in accordance with the provisions herein contained respecting Consolidated Net Income) shall, if in the opinion of the Corporation's auditors the Corporation has access to data sufficient to enable such auditors to determine such net earnings or net losses, be treated as net earnings or net losses as the case may be in the computation of the Consolidated Net Income.

     Net Income and Consolidated Net Income shall be determined by the auditors of the Corporation whose determination shall be conclusive and binding on the Corporation and the holders of shares of every class.

     "SUBSIDIARY" means any corporation of which at least a majority of the outstanding shares having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation, irrespective of whether or not at the time shares of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency, is at the time, directly or indirectly, owned by the Corporation or by one or more Subsidiaries of the Corporation, or by the Corporation and one or more Subsidiaries.

AMENDMENTS

9. The provisions of sections 1 to 11, inclusive, of these First Preferred Shares Series U Provisions may be repealed, altered, modified, amended or amplified only with the sanction of the holders of the First Preferred Shares Series U given as hereinafter specified in addition to any other approval required by the CANADA BUSINESS CORPORATIONS ACT.

SANCTION BY HOLDERS OF FIRST PREFERRED SHARES SERIES U

10. The sanction by holders of the First Preferred Shares Series U as to any and all matters referred to herein or as to any change adversely affecting the rights or privileges of the First Preferred Shares Series U may be given and shall be deemed to have been sufficiently given if given by the holders of the First Preferred Shares Series U in the manner provided in the First Preferred Shares Class Provisions with respect to the sanction of the holders of any series of the First Preferred Shares and the said provisions shall apply MUTATIS MUTANDIS.

TAX ELECTION

11. The Corporation shall elect, in the manner and within the time provided under section 191.2 of the INCOME TAX ACT (Canada) or any successor or replacement provision of similar effect, to pay tax at a rate and take all other necessary action under such Act such that no holder of the First Preferred Shares Series U will be required to pay tax on dividends received on the First Preferred Shares Series U under section 187.2 of Part IV.1 of such Act or any successor or replacement provision of similar effect.
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                                       10


B (II)  4,000,000 CUMULATIVE REDEEMABLE FIRST PREFERRED SHARES SERIES Y

     The Cumulative Redeemable First Preferred Shares Series Y (the "First Preferred Shares Series Y") shall, in addition to the rights, privileges, restrictions and conditions attaching to the Cumulative Redeemable First Preferred Shares as a class (collectively and respectively, the "First Preferred Shares Class Provisions" and the "First Preferred Shares"), carry and be subject to the following rights, privileges, restrictions and conditions (collectively, the "First Preferred Shares Series Y Provisions"):

DIVIDENDS

1. The holders of the First Preferred Shares Series Y shall be entitled to receive and the Corporation shall pay thereon, as and when declared by the board of directors out of the monies of the Corporation properly applicable to the payment of dividends, fixed cumulative preferential cash dividends at an annual rate of $2.80 per share payable quarterly on the 1st day of February, May, August and November in each year. The first dividend, if declared, will be payable on May 1, 1999 and will be an amount that is prorated to reflect the period of time for which the First Preferred Shares Series Y are outstanding prior to May 1, 1999, with such amount being determined by dividing the number of days during which the First Preferred Shares Series Y are outstanding prior to May 1, 1999 (including the date of issue) by 365 and multiplying the quotient obtained by $2.80.

     If on any dividend payment date the dividend payable on such date is not paid in full on all of the First Preferred Shares Series Y then issued and outstanding, such dividend or the unpaid part thereof shall be paid on a subsequent date or dates to be determined by the board of directors on which the Corporation shall have sufficient monies properly applicable, under the provisions of any applicable law and under the provisions of any trust indenture securing bonds, debentures or other securities of the Corporation, to the payment of the same. The holders of the First Preferred Shares Series Y shall not be entitled to any dividends other than or in excess of the cumulative preferential cash dividends hereinbefore provided. Cheques of the Corporation payable in lawful money of Canada at par at any branch of the Corporation's bankers for the time being in Canada shall be issued in respect of the said dividends (less any tax required to be deducted) and payment thereof shall satisfy such dividends.

LIQUIDATION, DISSOLUTION OR WINDING-UP

2. In the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of assets of the Corporation among its shareholders for the purpose of winding-up its affairs, the holders of the First Preferred Shares Series Y, in accordance with the First Preferred Shares Class Provisions, shall be entitled to receive the amount paid up on such shares together with an amount equal to all accrued and unpaid dividends thereon, which amount for such purposes shall be calculated as if such dividends were accruing for the period from the expiration of the last quarterly period for which dividends thereon have been paid up to the date of such event, the whole before any amount shall be paid or any property or assets of the Corporation shall be distributed to the holders of the common shares or to the holders of any other shares ranking junior to the First Preferred Shares Series Y in any respect. After payment to the holders of the First Preferred Shares Series Y of the amount so payable to them they shall not be entitled to share in any other distribution of the property or assets of the Corporation.

RESTRICTIONS ON PARTIAL REDEMPTION OR PURCHASE

3. So long as any of the First Preferred Shares Series Y are outstanding, the Corporation shall not call for the redemption of or purchase or reduce or otherwise pay off less than all the First Preferred Shares Series Y and all the First Preferred Shares and all other preferred shares ranking on a parity with the said shares with respect to payment of dividends then outstanding unless all dividends up to and including the dividend payable on the last preceding respective dividend payment date on all such shares then outstanding shall have been declared and paid at the date of any such call for redemption, purchase, reduction or other payment.
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                                       11


PURCHASE FOR CANCELLATION

4. The Corporation may, at any time, subject to the provisions of the foregoing section 3 and to the provisions of the CANADA BUSINESS CORPORATIONS ACT, purchase for cancellation (if obtainable), in the manner provided in the First Preferred Shares Class Provisions, the whole or any part of the First Preferred Shares Series Y outstanding from time to time at the lowest price or prices at which in the opinion of the board of directors such shares are obtainable but not exceeding $50.00 per share plus in all cases costs of purchase.

REDEMPTION

5. The Corporation may not redeem the First Preferred Shares Series Y or any of them prior to March 5, 2014. Subject to the provisions of the foregoing section 3 and to the provisions of the CANADA BUSINESS CORPORATIONS ACT, the Corporation, in the manner provided in the First Preferred Shares Class Provisions, may redeem on not more than 60 days and not less than 30 days prior notice, at any time on or after March 5, 2014 , the whole or, from time to time, any part of the then outstanding First Preferred Shares Series Y at $50.00 per share (such price being hereinafter referred to as the "Redemption Price") together with an amount equal to all accrued and unpaid dividends thereon, which amount for such purpose shall be calculated as if such dividends were accruing for the period from the expiration of the last quarterly period for which dividends thereon have been paid up to the date of such redemption.

RESTRICTIONS ON PAYMENT OF DIVIDENDS AND REDUCTION OF JUNIOR CAPITAL

6. So long as any of the First Preferred Shares Series Y are outstanding the Corporation shall not:

     (a) declare or pay or set apart for payment any dividends on the common shares or any other shares of the Corporation ranking junior to the First Preferred Shares Series Y with respect to payment of dividends, or

     (b) call for redemption, purchase, reduce or otherwise pay off any shares of the Corporation ranking junior to the First Preferred Shares Series Y with respect to repayment of capital or with respect to payment of dividends unless all dividends up to and including the dividend payable on the last preceding respective dividend payment date on all the First Preferred Shares Series Y and all the other First Preferred Shares and on all other preferred shares ranking on a parity with the said shares with respect to payment of dividends then outstanding shall have been declared and paid at the date of any such action referred to in the foregoing subsections (a) and (b).

CREATION OR ISSUE OF ADDITIONAL PREFERRED SHARES

7. So long as any of the First Preferred Shares Series Y are outstanding the Corporation shall not, without the prior sanction of the holders of the First Preferred Shares Series Y given as hereinafter specified, (a) create any shares ranking prior to the First Preferred Shares Series Y in any respect, or (b) issue any First Preferred Shares in addition to the First Preferred Shares Series Y then outstanding or any other preferred shares ranking on a parity with the First Preferred Shares with respect to payment of dividends or repayment of capital, unless the Consolidated Net Income earned during either (i) the immediately preceding fiscal year of the Corporation, or, at the election of the Corporation, (ii) the period of any 12 consecutive months during the 18 consecutive months ending upon the last day of the last calendar month immediately preceding the creation or issue of any such shares, shall have been not less than two and one-half times the aggregate annual dividend requirements on all First Preferred Shares Series Y and all other First Preferred Shares and all other preferred shares ranking on a parity with the First Preferred Shares with respect to payment of dividends or repayment of capital to be outstanding on the 45th day after the issue of such additional shares.

CERTAIN DEFINITIONS

8. In these First Preferred Shares Series Y Provisions the following terms shall have the following respective meanings:

     "NET INCOME" of the Corporation or any Subsidiary means all the gross earnings and income of such corporation from all sources less all administrative, selling and operating charges and expenses of every character, all interest and all fixed charges of such corporation (but excluding gains or losses on the disposal of investments and fixed assets) after proper allowance for depreciation, depletion, and amortization, and after deduction of taxes actually paid or provisions for taxes actually payable during the period for which Net Income is being determined, on the income of such corporation or otherwise, under the applicable laws of any jurisdiction to which such corporation is subject, all determined in good faith and in accordance with generally accepted accounting principles.

     "CONSOLIDATED NET INCOME" means the aggregate amount of the Net Income of the Corporation and its Subsidiaries arrived at on a consolidated basis in accordance with generally accepted accounting principles; provided always that the Net Income of any Subsidiary for the purposes of this definition shall only include such part of the Net Income of such Subsidiary as under generally accepted accounting principles is applicable to those shares of such Subsidiary which are held by the Corporation or any other Subsidiary. If, at the time of determining Consolidated Net Income for any period, the Corporation or any Subsidiary has acquired or has agreed to acquire any property or any shares of any other corporation (sufficient with any shares of such other corporations already owned by the Corporation or a Subsidiary to result in such other corporation becoming a Subsidiary) then the net earnings or net losses of such property or such other corporation for the same period (calculated in accordance with the provisions herein contained respecting Consolidated Net Income) shall, if in the opinion of the Corporation's auditors the Corporation has access to data sufficient to enable such auditors to determine such net earnings or net losses, be treated as net earnings or net losses as the case may be in the computation of the Consolidated Net Income.

     Net Income and Consolidated Net Income shall be determined by the auditors of the Corporation whose determination shall be conclusive and binding on the Corporation and the holders of shares of every class.

     "SUBSIDIARY" means any corporation of which at least a majority of the outstanding shares having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation, irrespective of whether or not at the time shares of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency, is at the time, directly or indirectly, owned by the Corporation or by one or more Subsidiaries of the Corporation, or by the Corporation and one or more Subsidiaries.

AMENDMENTS

9. The provisions of sections 1 to 11, inclusive, of these First Preferred Shares Series Y Provisions may be repealed, altered, modified, amended or amplified only with the sanction of the holders of the First Preferred Shares Series Y given as hereinafter specified in addition to any other approval required by the CANADA BUSINESS CORPORATIONS ACT.

SANCTION BY HOLDERS OF FIRST PREFERRED SHARES SERIES Y

10. The sanction by holders of the First Preferred Shares Series Y as to any and all matters referred to herein or as to any change adversely affecting the rights or privileges of the First Preferred Shares Series Y may be given and shall be deemed to have been sufficiently given if given by the holders of the First Preferred Shares Series Y in the manner provided in the First Preferred Shares Class Provisions with respect to the sanction of the holders of any series of the First Preferred Shares and the said provisions shall apply MUTATIS MUTANDIS.

TAX ELECTION

11. The Corporation shall elect, in the manner and within the time provided under section 191.2 of the INCOME TAX ACT (Canada) or any successor or replacement provision of similar effect, to pay tax at a rate and take all other necessary action under such Act such that no holder of the First Preferred Shares Series Y will be required to pay tax on dividends received on the First Preferred Shares Series Y under section 187.2 of Part IV.1 of such Act or any successor or replacement provision of similar effect.

C.   UNLIMITED NUMBER OF CUMULATIVE REDEEMABLE SECOND PREFERRED SHARES

     The Cumulative Redeemable Second Preferred Shares (herein in this subdivision C called the "Second Preferred Shares") shall, as a class, carry and be subject to the rights, privileges, restrictions and conditions hereinafter set forth:

ISSUE IN SERIES

1. The directors of the Corporation may at any time and from time to time issue the Second Preferred Shares in one or more series, each series to consist of such number of shares as may before issuance thereof be determined by the directors.

PROVISIONS ATTACHING TO THE SECOND PREFERRED SHARES

2. The Second Preferred Shares of any series may have attached thereto rights, privileges, restrictions and conditions whether with regard to dividends (which, in the case of fixed dividends, shall in all cases be cumulative), voting, the right to convert such shares into common shares or otherwise including, without limiting the generality of the foregoing, the following kinds of rights, privileges, restrictions and conditions, namely with respect to: (i) the redemption and purchase of Second Preferred Shares by the Corporation; (ii) sinking funds or funds for purchase or redemption of Second Preferred Shares;
(iii) payment of dividends on any other shares of the Corporation; (iv) redemption, purchase or payment of any shares of the Corporation or any subsidiary of the Corporation; (v) the exercise by the Corporation of any election open to it to make any payments of corporation, income or other taxes;
(vi) subdivision, consolidation or reclassification of any shares of the Corporation; (vii) borrowing by the Corporation or any subsidiary of the Corporation; (viii) the creation or issue of any debt or equity securities by the Corporation or any subsidiary of the Corporation including the issue of any Second Preferred Shares in addition to the Second Preferred Shares at any time outstanding; (ix) reduction of capital by the Corporation or any subsidiary of the Corporation; (x) retirement of notes, bonds or debentures or other indebtedness of the Corporation or any subsidiary of the Corporation; (xi) conduct of the business of the Corporation or investment of its funds; (xii) meetings of the holders of the Second Preferred Shares; and (xiii) the right of holders of Second Preferred Shares to convert or exchange such shares of any class of the Corporation into or for any other securities of the Corporation or into or for shares or securities of any other company.

DIRECTORS' RESOLUTION

3. The directors of the Corporation may, subject as hereinafter provided, by resolution fix from time to time before the issue thereof, the designation, rights, privileges, restrictions and conditions attaching to the Second Preferred Shares of each series. (Any such resolution and any resolution prescribing the terms of issue of any of the Second Preferred Shares is hereinafter sometimes referred to as a "Resolution of the Directors" or a "Resolution".)

LIQUIDATION, DISSOLUTION OR WINDING-UP

4. The Second Preferred Shares of all series shall rank junior to the First Preferred Shares with respect to priority in payment of dividends and with respect to distribution of assets in the event of liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs, and will be subject in all respects to the rights, privileges,
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                                       14


restrictions and conditions attaching to the Cumulative Redeemable First Preferred Shares as a class and to each series of Cumulative Redeemable First Preferred Shares.

RETURN OF CAPITAL

5. When any fixed cumulative dividends or amounts payable on a return of capital are not paid in full, the Second Preferred Shares of all series shall participate rateably with all preferred shares, if any, which rank on a parity with the Second Preferred Shares with respect to payment of dividends, in respect of such dividends, including accumulations, if any, in accordance with the sums which would be payable on the Second Preferred Shares and such other preferred shares if all such dividends were declared and paid in full in accordance with their terms, and the Second Preferred Shares shall participate rateably with all preferred shares, if any, which rank on a parity with the Second Preferred Shares with respect to repayment of capital, in respect of any return of capital in accordance with the sums which would be payable on the Second Preferred Shares and such other preferred shares on such return of capital if all sums so payable were paid in full in accordance with their terms.

PREFERENCES

6. The Second Preferred Shares of each series shall rank on a parity with the Second Preferred Shares of every other series, and shall be entitled to preference with respect to payment of dividends over the common shares and over any other shares ranking junior to the Second Preferred Shares with respect to payment of dividends and shall be entitled to preference with respect to distribution of assets in the event of liquidation, dissolution or winding-up of the Corporation, whether voluntary of involuntary, or any other distribution of the assets of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs over the common shares and over any other shares ranking junior to the Second Preferred Shares with respect to repayment of capital and may also be given such other preferences not inconsistent with the provisions hereof over the common shares and over any other shares ranking junior to the Second Preferred Shares in any respect as may be determined in the case of each series of Second Preferred Shares authorized to be issued.

PURCHASE FOR CANCELLATION

7. Subject to the provisions of the CANADA BUSINESS CORPORATIONS ACT and subject to the provisions relating to any particular series of Second Preferred Shares, the Corporation may at any time or times purchase for cancellation (if obtainable), out of capital or otherwise, the whole or any part of the Second Preferred Shares of any one or more series outstanding from time to time in the market (including purchase through or from an investment dealer or firm holding membership on a recognized stock exchange) or by invitation for tenders addressed to all the holders of record of the said series of Second Preferred Shares outstanding at the lowest price or prices at which in the opinion of the directors such shares are obtainable but not exceeding the price at which, at the date of purchase, such shares are redeemable, plus costs of purchase. If upon any invitation for tenders under the provisions of this section 7 more Second Preferred Shares of any particular series are tendered at a price or prices acceptable to the Corporation than the Corporation is willing to purchase, the Corporation will accept, to the extent required, the tenders submitted at the lowest price and then, if and as required, the tenders submitted at the next progressively higher prices and, if more shares are tendered at any such price than the Corporation is prepared to purchase, the shares tendered at that price will be purchased as nearly as may be pro rata (disregarding fractions) according to the number of Second Preferred Shares of such series so tendered by each of the holders of Second Preferred Shares who submitted tenders at that price. From and after the date of purchase of any Second Preferred Shares under the provisions of this section 7, the shares so purchased shall be cancelled.

REDEMPTION

8. Subject to the provisions of the CANADA BUSINESS CORPORATIONS ACT and subject to the provisions relating to any particular series, the Corporation, upon giving notice as hereinafter provided, may redeem out of capital or otherwise at any time the whole or from time to time any part of the then outstanding Second Preferred Shares of any one or more series on payment for each share of such price or prices as may at the time be applicable to such series.

Subject as aforesaid, in case a part only of the then outstanding Second Preferred Shares of any particular series is at any time to be redeemed, the shares so to be redeemed shall be selected by lot in such manner as the directors or the transfer agent, if any, appointed by the Corporation in respect of the Second Preferred Shares of such series shall decide or, if the directors so determine, may be redeemed pro rata disregarding fractions.

PROCEDURE ON REDEMPTION

9. Subject to the provisions of the CANADA BUSINESS CORPORATIONS ACT and subject to the provisions relating to any particular series, in any case of redemption of Second Preferred Shares under the provisions of the foregoing section 8, the following provisions shall apply. The Corporation shall at least 30 days before the date specified for redemption mail to each person who at the date of mailing is a registered holder of Second Preferred Shares to be redeemed a notice in writing of the intention of the Corporation to redeem such Second Preferred Shares. Such notice shall be mailed in a prepaid letter addressed to each such shareholder at his address as it appears in the securities register maintained by or for the Corporation or in the event of the address of any such shareholder not so appearing then to the last known address of such shareholder, provided, however, that accidental failure to give any such notice to one or more of such holders shall not affect the validity of such redemption. Such notice shall set out the redemption price and the date on which redemption is to take place and, if part only of the shares held by the person to whom it is addressed is to be redeemed, the number thereof so to be redeemed. On or after the date so specified for redemption the Corporation shall pay or cause to be paid to or to the order of the registered holders of the Second Preferred Shares to be redeemed the redemption price on presentation and surrender at the registered office of the Corporation or any other place designated in such notice of the certificates for the Second Preferred Shares called for redemption. Such payment shall be made by cheque of the Corporation payable in lawful money of Canada at par at any branch of the Corporation's bankers for the time being in Canada. Such Second Preferred Shares shall thereupon be redeemed and shall be canceled. If a part only of the shares represented by any certificate be redeemed, a new certificate for the balance shall be issued at the expense of the Corporation. From and after the date so specified for redemption, the Second Preferred Shares called for redemption shall cease to be entitled to dividends and the holders thereof shall not be entitled to exercise any of the rights of shareholders in respect thereof unless payment of the redemption price shall not be made upon presentation of certificates in accordance with the foregoing provisions, in which case the rights of such holders shall remain unaffected. The Corporation shall have the right at any time after the mailing of notice of its intention to redeem any Second Preferred Shares as aforesaid to deposit the redemption price of the shares so called for redemption, or of such of the said shares represented by certificates which have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption, to a special account in any chartered bank or any trust company in Canada named in such notice, to be paid without interest to or to the order of the respective holders of such Second Preferred Shares called for redemption upon presentation and surrender to such bank or trust company of the certificates representing the same and upon such deposit being made or upon the date specified for redemption in such notice, whichever is the later, the Second Preferred Shares in respect whereof such deposits shall have been made shall be deemed to be redeemed and shall be cancelled and the rights of the holders thereof after such deposit or such redemption date, as the case may be, shall be limited to receiving without interest their proportionate part of the total redemption price so deposited against presentation and surrender of the said certificates held by them respectively.

RIGHTS TO SUBSCRIBE TO OTHER SECURITIES

10. The holders of the Second Preferred Shares shall not as such be entitled as of right to subscribe for or purchase or receive any part of any issue of shares or bonds, debentures or other securities of the Corporation now or hereafter authorized otherwise than in accordance with the conversion, exchange or other rights, if any, which may from time to time attach to any series of the Second Preferred Shares.

RIGHTS TO ATTEND AND VOTE AT SHAREHOLDERS' MEETINGS

11. The holders of the Second Preferred Shares shall not be entitled (except as hereinafter specifically provided) to receive notice of or attend any meeting of the shareholders of the Corporation and shall not be entitled to any vote at any such meeting unless and until the Corporation from time to time shall fail to pay in the aggregate six quarterly dividends on the Second Preferred Shares of any one series on the dates on which the same should be paid according to the terms thereof and until six quarterly dividends on the Second Preferred Shares of any series shall remain outstanding and be unpaid whether or not consecutive and whether or not dividends have been declared and whether or not there are any moneys of the Corporation properly applicable to the payment of dividends. Thereafter each holder of Second Preferred Shares shall be entitled to receive notice of all meetings of shareholders and attend thereat and shall be entitled at any and all meetings to as many votes as he holds Second Preferred Shares and shall continue to be entitled to notice and so to attend and vote until such time as all arrears of dividends on all outstanding Second Preferred Shares of each series shall have been paid, whereupon the rights of holders of Second Preferred Shares to receive notice of meetings and to attend thereat and vote in respect of such Second Preferred Shares shall cease unless and until six quarterly dividends on the Second Preferred Shares of any one series shall again be in arrears and unpaid, whereupon the holders of the Second Preferred Shares shall again have the right to receive notice and to attend and vote as above provided and so on from time to time. The holders of the Second Preferred Shares as a class and the holders of each series of the Second Preferred Shares shall at all times have the right to attend and vote at meetings on any question directly affecting any of the rights or privileges attached to the Second Preferred Shares as a class or to such series of the Second Preferred Shares, as the case may be, and then there shall be one vote per share.

CREATION OF ADDITIONAL PREFERRED SHARES

12. Nothing contained herein shall require or be deemed to require any sanction from the holders of the Second Preferred Shares or any of them to any articles of amendment which shall authorize or provide for the creation of additional preferred shares (other than preferred shares which by the terms of such amendment rank prior to the Second Preferred Shares in any respect), provided

     (a) that the conditions, if any, set forth in any Resolution of the Directors with respect to any series of the Second Preferred Shares shall have been complied with, and

     (b) that the Corporation may not, by special resolution or otherwise, without the sanction of the holders of the Second Preferred Shares given as hereinafter specified, cause any such additional preferred shares to rank prior to the Second Preferred Shares in any respect or, unless such additional preferred shares shall be Second Preferred Shares, to rank on a parity with the Second Preferred Shares in all respects, and it is a condition of the issue of any of the Second Preferred Shares that the holders thereof consent to any such articles of amendment.

INCREASE, RECLASSIFICATION OR REDUCTION OF SECOND PREFERRED SHARES

13. Nothing herein contained shall require or be deemed to require any sanction from the holders of the Second Preferred Shares or any of them to any articles of amendment which shall authorize or provide for:

     (a) an increase in the number of Second Preferred Shares by classification or reclassification of other unissued preferred shares or common shares of the Corporation;

     (b) a reclassification of any unissued Second Preferred Shares into all or part of one or more classes of preferred shares ranking junior in all respects or in any respect to the Second Preferred Shares or into common shares;

     (c) a reclassification of the unissued Second Preferred Shares of any one or more series into one or more different series; or

     (d) a reduction in the number of Second Preferred Shares authorized for issue in any series and the reclassification of such Second Preferred Shares as Second Preferred Shares which may be issued in a series to be determined subsequently by the directors;

provided that the conditions with respect thereto, if any, set forth in any Resolution of the Directors with respect to any series of the Second Preferred Shares have been complied with, and it is a condition of the issue of any of the Second Preferred Shares that the holders thereof consent to any such articles of amendment.

AMENDMENTS

14. The provisions of sections 1 to 15 inclusive, with the exception of section 4, may be repealed, altered, modified, amended or amplified only with the sanction of the holders of the Second Preferred Shares given as hereinafter specified in addition to any other approval required by the CANADA BUSINESS CORPORATIONS ACT.

SANCTION BY HOLDERS OF SECOND PREFERRED SHARES

15. The sanction of holders of the Second Preferred Shares or of any series of the Second Preferred Shares as to any and all matters referred to herein or as to any change adversely affecting the rights or privileges of the Second Preferred Shares or of such series may, subject to the provisions applicable to such series, be given by resolution passed at a meeting of such holders duly called and held for such purpose at which the holders of at least a majority of the outstanding Second Preferred Shares or series, as the case may be, are present or represented by proxy and carried by the affirmative vote of the holders of not less than 66 2/3% of the Second Preferred Shares or series, as the case may be, represented and voted at such meeting cast on a poll. If at any such meeting the holders of a majority of the outstanding Second Preferred Shares or series, as the case may be, are not present or represented by proxy within half an hour after the time appointed for the meeting then the meeting shall be adjourned to such date being not less than 15 days later and to such time and place as may be appointed by the chairman and at least ten days notice shall be given of such adjourned meeting but it shall not be necessary in such notice to specify the purpose for which the meeting was originally called. At such adjourned meeting the holders of Second Preferred Shares present or represented by proxy shall form a quorum and may transact the business for which the meeting was originally convened and a resolution passed thereat by the affirmative vote of the holders of not less than 66 2/3% of the Second Preferred Shares represented and voted at such adjourned meeting cast on a poll shall constitute the sanction of the holders of Second Preferred Shares or series referred to in this section 15. The formalities to be observed with respect to the giving of notice of any such meeting or adjourned meeting and the conduct thereof shall be those which may from time to time be prescribed in the by-laws of the Corporation with respect to meetings of shareholders. On every poll taken at every such original or adjourned meeting every holder of Second Preferred Shares shall be entitled to one vote in respect of each Second Preferred Share held.

                                  SCHEDULE "B"

                  TO THE RESTATED ARTICLES OF INCORPORATION OF
                          TRANSCANADA PIPELINES LIMITED

                               OTHER PROVISIONS

Without in any way limiting the powers conferred upon the Corporation and its directors by the CANADA BUSINESS CORPORATIONS ACT, the Board of Directors of the Corporation may, without authorization of the shareholders, from time to time on behalf of the Corporation in such amounts and on such terms as it deems expedient:

(a)  borrow money upon the credit of the Corporation;

(b)  issue, reissue, sell or pledge debt obligations of the Corporation;

(c) to the extent permitted by the CANADA BUSINESS CORPORATIONS ACT, give guarantees on behalf of the Corporation to secure performance of an obligation to any person; and

(d) charge, mortgage, hypothecate, pledge or grant any form of security interest in, all or any real or personal, movable or immovable, property of the Corporation, currently owned or subsequently acquired, including book debts, rights, powers, franchises and undertaking, to secure any debt, obligation or any money borrowed or other debt or liability of the Corporation.

The Board of Directors may delegate to such one or more of the directors, a committee of directors or officers of the Corporation as may be designated by the Board all or any of the powers conferred on the Board by the foregoing provisions to such extent and in such manner as the Board shall determine at the time of each such delegation.

In addition to any power the directors may have pursuant to the CANADA BUSINESS CORPORATIONS ACT to fill vacancies among their number, but subject to the maximum number of directors provided for in the articles, the directors may appoint up to two additional directors, who shall hold office for a term expiring not later than the close of the next annual meeting of shareholders, provided such appointments shall not exceed one-third of the number of directors elected at the previous annual meeting of shareholders.